UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2016

Sagent Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-35144

Delaware	98-0536317
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1901 N. Roselle Road, Suite 700, Schaumburg, Illinois 60195

(Address of principal executive offices, including zip code)

(847) 908-1600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On July 10, 2016, Sagent Pharmaceuticals, Inc. (“Sagent” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Nichi-Iko Pharmaceutical Co., Ltd., (“Parent”), and Shepard Vision, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will, on the terms and subject to the conditions set forth therein, conduct a tender offer for all of the Company’s common stock and, following acceptance of the tendered shares, merge with and into the Company.

Pursuant to the Merger Agreement, upon the terms and subject to the conditions set forth therein, Merger Sub will commence a tender offer (the “Offer”) no later than August 1, 2016 to acquire all of the outstanding shares of common stock of the Company at a purchase price of $21.75 per share (the “Offer Price”), net to the seller in cash, without interest, less any required withholding taxes. The Merger Agreement further provides that upon the terms and subject to the conditions set forth therein, following consummation of the Offer, Merger Sub will merge with and into the Company, with the separate existence of Merger Sub ceasing and the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent (the “Merger”). The Merger will be effected pursuant to Section 251(h) of the Delaware General Corporation Law (“DGCL”).

In the Merger, each outstanding share of Company common stock that is not validly tendered and accepted for purchase pursuant to the Offer (other than shares of Company common stock held by the Company, Parent or Merger Sub or their respective subsidiaries or held by stockholders who are entitled to demand, and who properly demand, appraisal rights under the DGCL) will be converted into the right to receive an amount of cash equal to the Offer Price, subject to any required withholding of taxes and without interest (the “Merger Consideration”).

In addition, any share unit payable in shares of Company common stock or whose value is determined with reference to the value of shares of Company common stock that is outstanding immediately prior to the effective time of the Merger shall be converted into a right to receive cash in an amount equal to the Merger Consideration, and, subject to certain limited exceptions, will become vested as of such time.

In addition, each option to purchase shares of Company common stock, whether or not exercisable or vested (a “Company Stock Option”) that is outstanding immediately prior to the effective time of the Merger will become fully vested and exerciseable on a net-settlement basis as of immediately prior to, and contingent upon, the closing of the transaction, and, if not timely exercised, shall automatically be cancelled and converted into the right to receive an amount of cash equal to the product of (A) the number of shares subject to the holder’s Company Stock Options and (B) the excess, if any, of (y) the Merger Consideration minus (z) the applicable exercise price; provided that any Company Stock Option that has an exercise price that is equal to or exceeds the Merger Consideration shall terminate and be canceled for no consideration.

The offer is subject to customary conditions, including, among other things, (i) that the number of shares of Company common stock validly tendered in accordance with the terms of the Offer and not validly withdrawn, together with the shares of Company common stock owned by Merger Sub, must equal one share more than 50% of the outstanding shares of Company common stock, including all shares of Company common stock that the Company may be required to issue prior to the end date (as defined in the Merger Agreement) upon the vesting (including vesting solely as a result of the consummation of the Offer), conversion, settlement or exercise of all then outstanding warrants, options, obligations or securities convertible or exchangeable into shares of Company common stock or other rights to acquire or be issued shares of Company common stock, (ii) that any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or otherwise been terminated and (iii) the absence of any legal restraint.

The Merger Agreement contains representations, warranties and covenants of the parties customary for a transaction of this type, including, among other things, a covenant of the Company not to solicit alternative transactions or to provide information or enter into discussions in connection with alternative transactions. Notwithstanding these restrictions, the Company may under certain circumstances provide non-public information to, and participate in discussions or negotiations with, third parties with respect to unsolicited alternative acquisition proposals.

The Merger Agreement may be terminated under certain circumstances, including in specified circumstances in connection with a superior proposal (as defined in the Merger Agreement). Upon the termination of the Merger Agreement, under specified circumstances, the Company will be required to pay Parent a termination fee of $24.3 million.

The board of directors of the Company has unanimously (i) approved the execution, delivery and performance of the Merger Agreement, (ii) determined that entering into the Merger Agreement is in the best interest of the Company and its stockholders, (iii) declared the Merger Agreement and the transactions contemplated therein advisable and (iv) recommended that the Company’s stockholders accept the Offer and tender their shares of Company common stock into the Offer.

Concurrently with the execution of the Merger Agreement, certain stockholders of the Company (the “Stockholder Parties”) entered into a tender and support agreement (the “Support Agreement”) with Parent and Merger Sub. Pursuant to the terms of the Support Agreement, the Stockholder Parties agreed to tender their shares of Company common stock in the Offer. The shares of Company common stock subject to the Support Agreement comprise approximately 20% of all outstanding shares of Company common stock. The Support Agreement will terminate in certain circumstances, including upon an amendment to the Merger Agreement that is materially adverse to the Stockholder Parties without the consent of the Stockholder Parties, a change in recommendation by the board or the final expiration of the Offer.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and the terms of which are incorporated herein by reference.

The representations and warranties of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, such representations and warranties (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by certain documents filed with, or furnished to, the Securities and Exchange Commission (the “SEC”) by the Company prior to the date of the Merger Agreement, (c) have been qualified by confidential disclosures made to Parent and Merger Sub in connection with the Merger Agreement, (d) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (e) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (f) have been included in the Merger Agreement for the purpose of allocating risk between the Company, on the one hand, and Parent and Merger Sub, on the other hand, rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its subsidiaries or business. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or business. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures

Item 8.01.	Other Matters

On July 11, 2016, the parties issued a joint press release, a copy of which is posted on the Company’s web site, announcing the execution of the Merger Agreement.

Important Information to Investors

The Offer for the outstanding common stock of the Company referred to in this communication has not yet commenced. This communication is not an offer to purchase or a solicitation of an offer to sell shares of the Company’s common stock. The solicitation and the offer to purchase shares of the Company’s common stock will only be made pursuant to an offer to purchase and related materials that Parent and Merger Sub intend to file with the SEC. At the time the Offer is commenced, Parent and Merger Sub will file a tender offer statement on Schedule TO with the SEC, and soon thereafter the Company will file a Solicitation / Recommendation Statement on Schedule 14D-9 with respect to the tender offer. STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE SCHEDULE TO (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BEFORE MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. Investors and stockholders may obtain free copies of the Schedule TO and Schedule 14D-9, as each may be amended or supplemented from time to time, and other documents filed by the parties (when available) at the SEC’s web site at www.sec.gov or by contacting Michael Ward, the Company’s Chief Legal Officer and Corporate Secretary either by telephone at (847) 908-1600 or by e-mail at legal@sagentpharma.com.

Forward Looking Statements

To the extent that statements contained in this communication are not descriptions of historical facts regarding Sagent, they are forward-looking statements reflecting the current beliefs, certain assumptions and current expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may be identified by words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “could,” “should,” “may,” “will,” “would,” “continue,” “forecast,” and other similar expressions. Forward-looking statements in this communication involve substantial risks and uncertainties that could cause actual results to differ significantly from those expressed or implied by the forward-looking statements, including but not limited to, the satisfaction of the conditions to the consummation of the proposed transaction, the timing of the completion of the proposed transaction and the potential impact of the announcement or consummation of the proposed transaction on our important relationships, including with employees, suppliers and customers. Except as required by law, Sagent is under no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the company in general, see Sagent’s Form 10-K for the year ended December 31, 2015, subsequent reports on Form 10-Q and 8-K, and other filings by the Company with the SEC.

Item 9.01.	Financial Statements and Exhibits

(d)

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of July 10, 2016, by and among Sagent Pharmaceuticals, Inc., Nichi-Iko Pharmaceutical Co., Ltd., and Shepard Vision, Inc.

99.1	Press Release, dated July 11, 2016.

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 10, 2016, by and among Sagent Pharmaceuticals, Inc., Nichi-Iko Pharmaceutical Co., Ltd., and Shepard Vision, Inc.

99.1	Press Release, dated July 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAGENT PHARMACEUTICALS, INC.

Date: July 11, 2016		/s/ Michael Ward
	Name:	Michael Ward
	Title:	Chief Legal Officer and Corporate Secretary